Exhibit 99.1

MAM Software Announces Share Repurchase Program

BLUE BELL, Pa., September 19, 2018 /PRNewswire/ -- MAM Software Group, Inc. (NASDAQ Capital Market: MAMS) (the "Company" or "MAM"`), a leading global provider of on-premise and cloud-based business management solutions for the auto parts, tire and vertical distribution industries, announced that its Board of Directors has authorized to repurchase of up to $2,000,000 of its common stock, effective September 19, 2018.  Under the authorization provided by the Board, stock repurchases may be made through open market and privately negotiated transactions at times and in such amounts as management deems appropriate. In addition, open market repurchases of common stock may be made pursuant to trading plans established pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, which would permit common stock to be repurchased at a time that MAM might otherwise be precluded from doing so under insider trading laws or self-imposed trading restrictions. The timing and actual number of shares repurchased will depend on a variety of factors, including but not limited to, stock price, trading volume, MAM's cash balances, general business and market conditions, the dilutive effects of share-based incentive plans, alternative investment opportunities, working capital needs and other factors. The stock repurchase authorization, which does not require the Company to purchase any specific or minimum number of shares, does not have an expiration date and may be suspended or terminated at any time without prior notice. Repurchased shares will be returned to the status of authorized but un-issued shares of common stock.

As of September 18, 2018, MAM had approximately 12,595,085 shares of common stock outstanding.

About MAM Software Group, Inc.

MAM Software is a leading global provider of cloud-based business and on-premise management solutions for the auto parts, tire and vertical distribution industries. The company provides a portfolio of innovative software (SaaS and packaged), data (DaaS), and integration (iPaaS) services that enable businesses to intelligently manage core business processes, control costs and generate new profit opportunities. MAM's integrated platforms provide a wealth of rich functionality including: point-of-sale, inventory, purchasing, reporting, data and e-commerce. Wholesale, retail and installer business across North America, the U.K. and Ireland rely on MAM solutions, backed by dedicated teams of experienced service and support professionals. For further information, please visit http://www.mamsoftware.com.

Safe Harbor Statement

This press release contains forward-looking statements regarding the Company's working capital and future repurchases of the Company's common stock within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from our expectations or that may cause the Company not to make share repurchases as currently anticipated, including alternative uses of cash, future competing investment opportunities, general economic, business, and market conditions, and other risks and uncertainties that may adversely impact our business.  Readers are cautioned not to place undue reliance on these forward-looking statements. Actual results may differ materially from those indicated by these forward-looking statements as a result of risks and uncertainties impacting the Company's business including, increased competition; the ability of the Company to expand its operations through either acquisitions or internal growth, to attract and retain qualified professionals, and to expand commercial relationships; technological obsolescence; general economic conditions; and other risks detailed time to time in the Company's filings with the Securities and Exchange Commission.

Contact:

MAM Software

Brian H. Callahan

Chief Financial Officer

610-336-9045 ext. 240

Hayden IR

James Carbonara

Regional Vice President

james@haydenir.com

646-755-7412